LOAN AGREEMENT

THIS AGREEMENT dated as of the 10th day of February, 2005

BETWEEN:

JANET CARPENTER of 8062 19th Avenue, Burnaby,
British Columbia, Canada V3N 1G3
(hereinafter called the "Borrower")

OF THE FIRST PART

AND:

EYI INDUSTRIES INC., a Nevada corporation with its corporate address at 3960 Howard Hughes Parkway, Suite
500, Las Vegas, Nevada 89109
(hereinafter called the "Lender")

OF THE SECOND PART

WHEREAS:

A. The Borrower wishes to borrow $180,000 US from the Lender in order to permit the Borrower to exercise certain employee options under the Lender's Stock Compensation Program;

B. Section 5 of Part II of the Stock Compensation Program permits the Lender to lend money to employees to exercise options under the Stock Compensation Program.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the sum of $1.00 paid by each party to the other (the receipt of which is hereby acknowledged) the parties hereto mutually covenant and agree as follows:

1. INTERPRETATION
1.1 Definitions. Where used herein or in any amendment hereto each of the following words and phrases shall have the meanings set forth as follows:

(a) "Agreement" means this Loan Agreement including the Schedules hereto together with any amendments hereof;

(b) "Closing Date" means the date of execution of this Agreement;

(c) "Event of Default" means any event set forth in paragraph 5.1;

(d) "Loan" means the loan to be made by the Lender to the Borrower in accordance with this Agreement; and

(e) "Principal Sum" means the principal amount outstanding from time to time under the loan.

1.2 Number and Gender. Wherever the singular or the masculine are used herein the same shall be deemed to include the plural or the feminine or the body politic or corporate where the context or the parties so require.

1.3 Headings. The headings to the articles, paragraphs, subparagraphs or clauses of this Agreement are inserted for convenience only and shall not affect the construction hereof.

1.4 References. Unless otherwise stated a reference herein to a numbered or lettered article, paragraph, subparagraph or clause refers to the article, paragraph, subparagraph or clause bearing that number or letter in this Agreement. A reference to this Agreement or herein means this Loan Agreement, including the Schedule hereto, together with any amendments thereof.

1.5 Currency. All dollar amounts expressed herein refer to lawful currency of The United States of America.

2. TERMS OF LOAN

2.1 Loan and Repayment. The Lender hereby agrees to lend to the Borrower $180,000. The Loan shall be made in United States currency and shall be repaid by the Borrower on demand. The proceeds of the Loan will be used by the Borrower to exercise options under the Company's Stock Compensation Program (the "Options"). The proceeds will be deemed to be advanced upon the exercise of the Options.

2.2 Interest. The Borrower shall pay on the amount of the Principal Sum, interest at a rate of 4% per annum. The Borrower shall pay interest at the aforesaid rate on all overdue interest.

2.3 Promissory Note. The Loan shall be secured by a promissory note in favor of the Lender in the form attached as Schedule A hereto.

3. EXTENSIONS & WAIVER

3.1 Extensions. The Lender may grant extensions as the Lender may see fit without prejudice to the liability of the Borrower or to the Lender's rights under this Agreement.

3.2 Waiver. The Lender may waive any breach by the Borrower of this Agreement or of any default by the Borrower in the observance or performance of any covenant or condition required to be observed or performed by the Borrower hereunder. No failure or delay on the part of the Lender to exercise any right, power or remedy given herein or by statute or at law or in equity or otherwise shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other exercise thereof or the exercise of any other right, power or remedy, nor shall any waiver by the Lender be deemed to be a waiver of any subsequent similar or other event.

4. REPRESENTATIONS AND WARRANTIES

4.1 Representations. The Borrower represents and warrants to the Lender, and acknowledges that the Lender is relying upon such representations and warranties in entering into this Agreement, the Borrower has the capacity to enter into this Agreement, and the execution of this Agreement and the completion of the transactions contemplated hereby shall not be in violation any agreement to which the Borrower is a party.

5. EVENTS OF DEFAULT AND REMEDIES

5.1 Events of Default. Any one or more of the following events, whether or not any such event shall be voluntary or involuntary or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an Event of Default:

(a) if the Borrower defaults in the payment of any monies due hereunder as and when the same is due;

(b) if the Borrower defaults in the observance or performance of any other provision hereof;

(c) if the Borrower commits an act of bankruptcy or makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency; or

(d) if the Borrower makes default in the due payment, performance or observance, in whole or in part, of any debt, liability or obligation of the Borrower to the Lender, whether secured hereby or otherwise.

5.2 Remedies Upon Default. Upon the occurrence of any Event of
Default and at any time thereafter, provided that the Borrower has not by then remedied such Event of Default, the Lender may, in its discretion, by notice to the Borrower, declare this Agreement to be in default. At any time thereafter, while the Borrower shall not have remedied such Event of Default, the Lender, in its discretion, may:

(a) declare the Loan and other monies owing by the Borrower to the Lender to be immediately due and payable;

(b) demand payment from the Borrower and exercise all remedies available to the Lender.

6. MISCELLANEOUS

6.1 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and may be given by delivering same or mailing same by registered mail or sending same by telegram, telex, telecopier or other similar form of communication to the following addresses:

The Borrower: 8062 19th Avenue,
Burnaby, British Columbia, Canada V3N 1G3

The Lender: 3960 Howard Hughes Parkway, Suite 500,
Las Vegas, Nevada 89109

Any notice so given shall:

(a) if delivered, be deemed to have been given at the time of delivery;

(b) if mailed by registered mail, be deemed to have been given on the fourth business day after and excluding the day on which it was so mailed, but should there be, at the time of mailing or between the time of mailing and the deemed receipt of the notice, a mail strike, slowdown or other labour dispute which might affect the delivery of such notice by the mails, then such notice shall be only effective if actually delivered; and

(c) if sent by telegraph, telex, telecopier or other similar form of communication, be deemed to have been given or made on the first business day following the day on which it was sent. Any party may give written notice of a change of address in the aforesaid manner, in which event such notice shall thereafter be given to such party as above provided at such changed address.

6.2 Amendments. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

6.3 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, pertaining to the subject matter hereof.

6.4 Action on Business Day. If the date upon which any act or payment hereunder is required to be done or made falls on a day which is not a business day, then such act or payment shall be performed or made on the first business day next following.

6.5 No Merger of Judgment. The taking of a judgment on any covenant contained herein or on any covenant set forth in any other security for payment of any indebtedness hereunder or performance of the obligations hereby secured shall not operate as a merger of any such covenant or affect the Lender's right to interest at the rate and times provided in this Agreement on any money owing to the Lender under any covenant herein or therein set forth and such judgment shall provide that interest thereon shall be calculated at the same rate and in the same manner as herein provided until such judgment is fully paid and satisfied.

6.6 Severability. If any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality or enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

6.7 Successors and Assigns. This Agreement shall enure to the benefit of and be binding upon all parties hereto and their respective heirs, personal representatives, successors and assigns, as the case may be.

6.8 Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the Province of British
Columbia and the parties hereto agree to submit to the jurisdiction of the courts of British Columbia with respect to any legal proceedings arising herefrom.

6.10 Independent Legal Advice. This Agreement has been prepared by O'Neill Law Group PLLC acting solely on behalf of the Lender and the Borrower acknowledges that she has been advised to obtain independent legal advice.

6.11 Time. Time is of the essence of this Agreement.

6.12 Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and do not define, limit, enlarge or alter the meanings of any paragraph or clause herein.

6.13 Counterparts. This agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

THE BORROWER:

/s/ Janet Carpenter
JANET CARPENTER

THE LENDER:

EYI INDUSTRIES, INC.
by its authorized signatory:

/s/ Dori J. O'Neill
DORI J. O'NEILL,
Vice President, Secretary & Treasurer

Schedule A

To The Loan Agreement
Between Janet Carpenter and EYI Industries, Inc.
Effective February 10, 2005

PROMISSORY NOTE

PROMISSORY NOTE
FOR VALUE RECEIVED the undersigned hereby promises to pay to or to the order of EYI Industries, Inc. (the "Lender") at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89109 on demand, the principal sum of $180,000 US together with interest thereon at the rate of 4% per annum both before and after maturity from the date hereof.

Should the undersigned commit an event of default under the terms and conditions of the loan agreement between the undersigned and the Lender dated the 10th day of February, 2005, the principal sum remaining unpaid together with interest thereon as aforesaid shall be due and payable forthwith without demand.

The undersigned waives presentment, demand, notice, protest and notice of dishonour and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

DATED at Vancouver, British Columbia, this 10th day of February,
2005.

/s/ Janet Carpenter
JANET CARPENTER